EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-147226) on Form S-8 of Reliance, Inc. of our report dated June 16, 2023, relating to our audit of the financial statement of Precision Strip Retirement and Savings Plan (the Plan) as of December 31, 2022, which appears in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2023.

/s/ Vasquez & Company, LLP

Glendale, California

June 21, 2024